                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:


[X]      Preliminary Proxy Statement                 [  ]  Confidential, for Use of the Commission Only
[  ]     Definitive Proxy Statement                        (as permitted by Rule 14a-6(e)(2))
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                EEX Corporation
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)     Title of each class of securities to which transaction applies:


               ----------------------------------------------------------------

       (2)     Aggregate number of securities to which transaction applies:


               ----------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


               ----------------------------------------------------------------

        (4)    Proposed maximum aggregate value of transaction:


               ----------------------------------------------------------------

        (5)    Total fee paid:


               ----------------------------------------------------------------

[  ]    Fee paid previously with preliminary materials:


        -----------------------------------------------------------------------


[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:


                  -------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:


                  -------------------------------------------------------------

         (3)      Filing Party:


                  -------------------------------------------------------------

         (4)      Date Filed:


                  -------------------------------------------------------------

                          PRELIMINARY PROXY MATERIALS

                                EEX CORPORATION
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 8, 1998

To the Shareholders of
EEX Corporation:

         Notice is hereby given that a special meeting of shareholders of EEX Corporation, a Texas corporation (the "Company"), will be held at the Company's offices at 2500 CityWest Blvd., Houston, Texas 77042 on December 8, 1998 at 11:30 a.m., Central Standard Time, for the following purposes:

         1. To approve an amendment to the Company's Restated Articles of Incorporation to effect a 1 for 3 reverse stock split of the Company's outstanding Common Stock and decrease the number of authorized shares of the Company's Common Stock from 400,000,000 shares to 150,000,000 shares; and

         2. To transact such other business as may properly come before the meeting.

         Only shareholders of record as of the close of business on October 19, 1998 will be entitled to vote at the special meeting. A list of such shareholders will be available at the time and place of meeting and, during the ten days prior to the meeting, at the Company's offices located at 2500 CityWest Blvd., Suite 1400, Houston, Texas 77042.

         PLEASE MARK, SIGN, DATE AND MAIL THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. You may revoke your proxy at the meeting should you be present and desire to vote your shares in person, and you may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.


                               By Order of the Board of Directors,


                               -----------------------------------
                               T. M Hamilton
                               Chairman, President and Chief Executive Officer
Houston, Texas
October ___, 1998

                                EEX CORPORATION
                            2500 CITYWEST BOULEVARD
                                   SUITE 1400
                              HOUSTON, TEXAS 77042
                                 (713) 243-3100

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 8, 1998

                                  INTRODUCTION

         The enclosed proxy is solicited on behalf of the Board of Directors of EEX Corporation (the "Company") in connection with its special meeting of shareholders to be held on December 8, 1998 at 11:30 a.m., Central Standard Time, and any adjournment thereof (the "Special Meeting"), at the Company's offices at 2500 CityWest Blvd., Houston, Texas 77042.

         When properly executed and returned, the enclosed form of proxy will be voted according to a shareholder's instructions. If no instructions are given, then the proxy will be voted FOR approval of the amendment (the "Amendment") to the Company's Restated Articles of Incorporation to effect a one-for-three reverse stock split of the Company's common stock, par value $0.01 per share (the "Common Stock") and to decrease the number of authorized shares of Common Stock from 400,000,000 to 150,000,000, and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Special Meeting. Any proxy given by a shareholder may be revoked by the shareholder at any time before it is voted by written notice to the Secretary of the Company, by a duly executed proxy bearing a later date, or by voting in person at the meeting. No rights to dissent exist for any action proposed to be taken at the Special Meeting.

         The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The solicitation of proxies may be made by directors, officers and regular employees of the Company personally or by mail, telephone, facsimile communication or telegraph. No additional compensation will be paid for such solicitation. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. The Company has retained W. F. Doring & Co., an outside soliciting firm, in connection with the solicitation of security holders at a fee of approximately $3,000, plus expenses. Such costs will be borne by the Company.

         The Company is mailing this Proxy Statement and the accompanying form of proxy to shareholders on or about October 23, 1998.

                   RECORD DATE; VOTING SECURITIES OUTSTANDING

         The Board of Directors has fixed the close of business on October 19, 1998 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Special Meeting. As of October 9, 1998, the Company had outstanding voting securities consisting of 127,150,427 shares of Common Stock. Holders of record of outstanding Common Stock at the close of business on October 19, 1998 will be entitled to vote at the Special Meeting and will be entitled to one vote for each share they hold. The presence in person or by proxy of a majority of the votes entitled to be cast will constitute a quorum for purposes of conducting business at the Special Meeting. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters.

         The proposal to amend the Company's Restated Articles of Incorporation requires the approval of at least two-thirds of the shares entitled to vote at the Special Meeting. Under applicable Texas law, in determining whether the requisite number of affirmative votes has been cast, abstention and broker non-votes will have the same effect as votes cast against the proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information as of October 9, 1998 with respect to the beneficial ownership of Common Stock by (i) each person known to be the beneficial owner of more than five percent of the outstanding shares of Common Stock; (ii) each director; (iii) each executive officer;
and (iv) all executive officers and directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


                                                                 Number of
                                                                  shares
                                                                beneficially               Percent
                    Name of Beneficial Owner                      owned (1)                of class
                    ------------------------                 -------------------     ------------------
Wellington Management Company, LLP                                9,160,297 (2)             7.7
T. M Hamilton                                                       184,188                  *
F. S. Addy                                                           32,895                  *
B. A. Bridgewater, Jr.                                               30,000                  *
F. M. Lowther                                                         4,000                  *
M. P. Mallardi                                                       20,000                  *
J. K. Hartrick                                                       64,076 (3)              *
D. R. Henderson                                                      91,303                  *
R. S. Langdon                                                        30,929                  *
All Directors and Executive Officers as a Group (8 persons)         457,391                  *


---------------
*Less than 1%

(1) The number of shares owned includes shares held in the Company's Employee Stock Purchase and Savings Plan, restricted shares awarded under the Revised and Amended 1996 Stock Incentive Plan, and shares of Common Stock of the Company subject to options exercisable as of October 9, 1998, or within 60 days thereafter, where applicable.

(2) Based on information set forth in a Schedule 13G, dated January 13, 1998, these shares were reported, as of December 31, 1997, by Wellington Management Company, LLP, 75 State Street, Boston, MA 02109 as being owned primarily by The Vanguard/Windsor Funds, Inc. of the Vanguard Group of Investment Companies for whom Wellington Management serves as investment adviser. Wellington Management reported beneficial ownership of 883,500 with shared voting power and 9,160,297 with shared dispositive power. The shares beneficially owned by the Vanguard/Windsor Funds, Inc. include 8,176,797 shares with sole voting power and shared dispositive power.

(3) Includes 37,500 shares of Common Stock which may be acquired pursuant to an option exercisable as of October 9, 1998, or within 60 days thereafter.

                           APPROVAL OF THE AMENDMENT

GENERAL

         The Board of Directors has determined that it would be advisable to amend the Company's Restated Articles of Incorporation to effect a one-for-three reverse stock split (the "Reverse Stock Split") of the Common Stock and decrease the number of authorized shares of Common Stock from 400,000,000 to 150,000,000. A copy of the proposed Amendment is attached hereto as Exhibit A. If the Amendment is approved by the shareholders, each three shares of Common Stock outstanding on the Effective Date (as defined below) will be converted automatically into one share of Common Stock and the number of shares of Common Stock authorized by the Company's Restated Articles of Incorporation will be reduced to 150,000,000. To avoid the existence of fractional shares of Common Stock, shareholders who would otherwise be entitled to receive fractional shares of Common Stock shall receive a cash distribution in lieu thereof. See "Exchange of Stock Certificates." The "Effective Date" will be the date on which the Amendment is filed with the Secretary of State of Texas, which is anticipated to be as soon as practicable following the date of the Special Meeting.

REASONS FOR THE AMENDMENT

         On September 21, 1998, the Board of Directors adopted resolutions approving the Amendment and directing that the Amendment be placed on the agenda for the consideration of the shareholders at the Special Meeting.

         The Board of Directors believes that the Reverse Stock Split will cause the stock price of the Common Stock, currently below $5.00, and the number of shares of Common Stock outstanding to be more appropriately aligned with the Company's peers in the independent exploration and production sector. The Reverse Stock Split should cause the Common Stock to be more attractive to the financial community and lower trading costs for the investing public. Further, the Reverse Stock Split will reduce administrative costs for the Company.

         Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Accordingly, the Board of Directors believes that the current per share price of the Common Stock may reduce the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low priced stock to their clients. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures which function to make the handling of low priced stocks unattractive to brokers from an economic standpoint. Additionally, the structure of trading commissions also tends to have an adverse impact upon holders of low priced stock because the brokerage commission on a sale of low priced stock generally represents a higher percentage of the sales price than the commission on higher priced issues.

         The Board believes that the shares of Common Stock will, as a result of the Reverse Stock Split, trade at higher prices than those which have prevailed recently. There can be no assurance, however, that such increase in the market value will occur or, if such an increase occurs, that it will equal or exceed the direct arithmetical result of the Reverse Stock Split since there are numerous factors and contingencies which would effect such value, including the status of the market for the shares of Common Stock at the time, the Company's reported results of operations in future fiscal periods and general stock market conditions. THEREFORE, THERE CAN BE NO ASSURANCE THAT THE SHARES OF COMMON STOCK WILL NOT, DESPITE THE REVERSE STOCK SPLIT, TRADE AT PRICES WHICH ARE LESS THAN THE ARITHMETICAL EQUIVALENT SHARE PRICE RESULTING FROM THE REVERSE STOCK SPLIT.

         The Board of Directors believes that a decrease in the number of authorized shares of Common Stock is appropriate. The decrease will retain a reasonable relationship between the number of shares of Common Stock authorized and the number of shares of Common Stock issued following the Reverse Stock Split and will reduce the number of shares of Common Stock that the Company may issue without shareholder approval.

         Shareholders have no rights of dissent under Texas law or under the Company's Restated Articles of Incorporation and Bylaws in connection with the Amendment.

EFFECTS OF THE AMENDMENT

         If the Amendment is approved by the shareholders, the principal effect, due to the Reverse Stock Split, will be to decrease the number of outstanding shares of Common Stock from 127,150,427 shares to approximately 42,383,476 shares, based on share information as of October 9, 1998. The Amendment would not affect any shareholder's proportionate equity interest in the Company or the relative rights, preferences or priorities of any shareholder. The Amendment will not affect the registration of the Common Stock under the Securities Exchange Act of 1934 or the listing of the Common Stock on the New York Stock Exchange.

         The number of shares subject to stock options granted to officers and employees of the Company under stock option plans and the strike price for such options will be proportionately adjusted for the Reverse Stock Split. The number of shares of Common Stock authorized for the stock option plans will also be proportionately adjusted.

         The Reverse Stock Split may leave certain shareholders with one or more "odd lots" of Common Stock, for example stock in amounts of less than 100 shares. Such odd lots may be more difficult to sell or may require greater transaction costs per share to sell than shares in even multiples of 100. The Company has recently concluded, and will consider implementing in the future, an odd-lot repurchase program to allow shareholders owning less than 100 shares of Common Stock to purchase additional shares to round up their holdings to 100 shares or to sell their odd-lot holdings.

EXCHANGE OF STOCK CERTIFICATES

         The exchange of shares of Common Stock will occur on the filing date of the Amendment (the "Filing Date") without any action on the part of the Company's shareholders and without regard to the date or dates certificates formerly representing shares of Common Stock are physically surrendered for certificates representing the number of shares of Common Stock such shareholders are entitled to receive as a result of the Reverse Stock Split. The Company's transfer agent, Harris Trust and Savings Bank, will effectuate the exchange of certificates.

         As soon as practicable after the Filing Date, transmittal forms will be mailed to each holder of record of certificates representing shares of Common Stock to be used in forwarding their certificates for surrender and exchange for certificates representing the number of shares of Common Stock such shareholders are entitled to receive as a result of the Reverse Stock Split. After receipt of such transmittal form, each such holder shall surrender the certificates formerly representing shares of Common Stock of the Company and such holder will receive in exchange therefor certificates representing the number of shares of Common Stock to which such holder is entitled. These transmittal forms will be accompanied by instructions specifying other details of the exchange. SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

         In order that the Company may avoid the expense and inconvenience of issuing and transferring fractional shares of Common Stock, shareholders who would otherwise be entitled to receive a fractional share of Common Stock shall receive payment in cash in lieu of receiving a fractional share of Common Stock. Payment for fractional shares will be based upon the closing price reported for the Common Stock on the New York Stock Exchange on the Filing Date.

FEDERAL INCOME TAX CONSEQUENCES

         The following description of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. This discussion is for general information only and does not purport to deal with all aspects of federal income taxation that may be relevant to holders of Common Stock and is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules.

         GENERAL RULES. The Company has not sought and will not seek a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences of the Reverse Stock Split. However, the Company believes that the Reverse Stock Split will constitute a tax-free recapitalization in accordance with Section 368(a)(1)(E) of the Code. Generally, neither the Company nor the holders of Common Stock will recognize gain or loss for federal income tax purposes as a result of the Reverse Stock Split except that a holder of Common Stock who receives cash for fractional shares pursuant to the Reverse Stock Split may recognize gain or loss as provided in "--Cash For Fractional Shares" below. Following the Reverse Stock Split, a holder of Common Stock received in the Reverse Stock Split will have an aggregate basis in such Common Stock (including any fractional share deemed received) for computing gain or loss equal to the aggregate basis for computing gain or loss of the Common Stock held by that holder immediately prior to the Reverse Stock Split. In addition, a holder of Common Stock will have a holding period for the Common Stock received in the Reverse Stock Split that is the same as the holding period of the Common Stock exchanged therefor.

         CASH FOR FRACTIONAL SHARES. Holders of Common Stock who receive cash in lieu of fractional shares in the Reverse Stock Split will recognize gain or loss equal to the difference, if any, between such holder's tax basis in the fractional share and the amount of cash received. Such gain or loss will be a capital gain or loss if the Common Stock is held by such holder as a capital asset at the time of the Reverse Stock Split, unless the receipt of such cash by such holder has the effect of a distribution of a dividend, in which case such gain will be taxed as ordinary income to the extent of the earnings and profits of the Company.

HOLDERS OF COMMON STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

VOTE REQUIRED; BOARD RECOMMENDATION

         Assuming a quorum is present, the affirmative vote of at least two-thirds of the shares of Common Stock entitled to vote at the Special Meeting is required to approve the Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be presented at, the Annual Meeting of Shareholders of the Company to be held in 1999 must be received by the Company on or before December 1, 1998. In order for business to be properly brought before the 1999 Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing not earlier than March 4, 1999 and not later than March 29, 1999, if such notice has not been given in accordance with the preceding sentence. Such proposals should be addressed to the Corporate Secretary, EEX Corporation, 2500 CityWest Blvd., Suite 1400, Houston, Texas 77042.

VOTING PROXIES

         The enclosed proxy card confers authority to vote, in accordance with the instructions contained in the proxy, with respect to the approval of the Amendment. The proxy will be voted in accordance with the choice indicated thereon. If no specification is made, proxies will be voted "FOR" the approval of the Amendment.

OTHER BUSINESS

         Management of the Company is not aware of any other matters which are to be presented to the Special Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his or her best judgment.

         The above notice and Proxy Statement are sent by order of the Board of Directors of the Company.


                               T. M Hamilton
                               Chairman, President and Chief Executive Officer


Houston, Texas
October ___, 1998

                                                                      EXHIBIT A

                           PROPOSED AMENDMENT TO THE
                  COMPANY'S RESTATED ARTICLES OF INCORPORATION


         Article Four (A) of the Restated Articles of Incorporation of the corporation will be deleted and replaced in its entirety with the following:

         "(A)     Authorized Capital Stock.

                  (i) The aggregate number of shares of all classes of stock the Company shall have authority to issue is 160,000,000 consisting of and divided into:

                  (a) one class of 150,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"); and

                  (b) one class of 10,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"), which may be divided into and issued in one or more series, as hereinafter provided.

                  (ii) Reverse Stock Split. Effective as of the close of business on the date of filing this amendment to the Restated Articles of Incorporation (the "Effective Time"), the filing of this amendment shall effect a reverse stock split (the "Reverse Stock Split") pursuant to which each three (3) shares of Common Stock of the corporation issued and outstanding, shall be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock of the corporation. The number of authorized shares, the number of shares of treasury stock and the par value of the Common Stock shall not be affected by the Reverse Stock Split. Each stock certificate that prior to the Effective Time represented shares of Common Stock shall, following the Effective Time, represent the number of shares into which the shares of Common Stock represented by such certificate shall be combined. Fractional shares that occur as a result of the foregoing shall be purchased by the corporation based upon the closing price reported for the Common Stock on the New York Stock Exchange on the date of filing this amendment."

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                     PROXY
                   FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                                EEX CORPORATION
                         TO BE HELD ON DECEMBER 8, 1998

         The undersigned hereby appoints T. M Hamilton and J. K. Hartrick, or either of them, as the lawful agents and Proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of EEX Corporation held of record by the undersigned on October 19, 1998, at the Special Meeting of Shareholders of EEX Corporation to be held at 2500 CityWest Blvd., Houston, Texas 77042 at 11:30 a.m. Central Standard Time on December 8, 1998, or any adjournment or postponement thereof.

         It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH IN 1, BELOW.

         The undersigned hereby revokes all previous proxies relating to the shares of Common Stock covered hereby and confirms all that said Proxy may do by virtue hereof.

                                EEX CORPORATION
                PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

         1. To approve the proposed amendment to the Restated Articles of Incorporation.

                  FOR                       AGAINST                    ABSTAIN

                  [ ]                        [ ]                         [ ]

         2. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Special Meeting, or any adjournment or postponement thereof.

                                      Dated:                             , 1998
                                            -----------------------------

                                      -----------------------------------------

                                      -----------------------------------------
                                      Signature of Shareholder(s)

                                      This proxy must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.